Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below authorizes Scott C. Balfour, Gregory W. Blunden and Brian C. Curry, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution to sign his or her name in any and all capacities (including his or her capacity as a Director or Officer of Emera Incorporated) to the Registration Statement on Forms S-4 and F-10 of Emera Incorporated (the “Registration Statement”) and any or all amendments to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ Scott C. Balfour Scott C. Balfour	President, Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2024

/s/ Gregory W. Blunden Gregory W. Blunden	Chief Financial Officer (Principal Financial and Accounting Officer)	November 15, 2024

/s/ M. Jacqueline Sheppard M. Jacqueline Sheppard	Chair and Director	November 15, 2024

/s/ James V. Bertram James V. Bertram	Director	November 15, 2024

/s/ Henry E. Demone Henry E. Demone	Director	November 15, 2024

/s/ Paula Gold-Williams Paula Gold-Williams	Director	November 15, 2024

/s/ Kent M. Harvey Kent M. Harvey	Director	November 15, 2024

/s/ B. Lynn Loewen B. Lynn Loewen	Director	November 15, 2024

/s/ Brian J. Porter Brian J. Porter	Director	November 15, 2024

/s/ Ian E. Robertson Ian E. Robertson	Director	November 15, 2024

/s/ Karen H. Sheriff Karen H. Sheriff	Director	November 15, 2024

/s/ Jochen E. Tilk Jochen E. Tilk	Director	November 15, 2024

/s/ Carla M. Tully Carla M. Tully	Director	November 15, 2024